As filed with the Securities and Exchange Commission on August 2, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
GIBRALTAR INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	16-1445150
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028
Buffalo, New York	14219-0228
(Address of principal executive offices)	(Zip Code)

Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan
(Full title of the plan)
Timothy F. Murphy
Senior Vice President and Chief Financial Officer
Gibraltar Industries, Inc.
3556 Lake Shore Road
P.O. Box 2028 Buffalo, New York 14219-0228
(Name and address of agent for service)
(716) 826-6500
(Telephone number, including area code, of agent for service)
With copies to:

Katherine E. Bolanowski	Melissa R. Grim
Vice President, General Counsel and Secretary	Samuel Katz
Gibraltar Industries, Inc.	Honigman LLP
3556 Lake Shore Road	155 North Wacker Drive, Suite 3100
P.O. Box 2028 Buffalo, New York 14219-0228	Chicago, Illinois 60606-1734
(716) 826-6500	(312) 701-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Registration of Additional Securities

This Registration Statement on Form S-8 is being filed by Gibraltar Industries, Inc., a Delaware corporation (the “Registrant” or the “Company”), for the purpose of registering an additional 550,000 shares of common stock, par value $0.01 per share (the “Common Stock”) issuable under the Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan, as amended from time to time. The Common Stock being registered hereunder is in addition to the 1,000,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 11, 2018 (File No. 333-224877) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E of Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference in and made part of this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein. In accordance with the instructional note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference. The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

•the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on February 22, 2023 (including information specifically incorporated by reference therein from the Registrant’s Proxy Statement filed with the Commission on April 3, 2023);

•the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Commission on May 3, 2023;

•the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the Commission on August 2, 2023;

•the Registrant’s Current Reports on Form 8-K filed with the Commission on February 22, 2023, May 3, 2023, May 8, 2023 and August 2, 2023; and

•the description of the Registrant’s Common Stock contained in a registration statement on Form 8-A filed with the Commission on September 24, 1993, as amended by Amendment No. 1 on Form 8-A/A filed with the Commission on November 4, 1993, by the description of the Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 and the information contained under “Item 8.01 Other Events” in the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2021, and as further amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. Notwithstanding anything herein, the Registrant is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are filed as part of this registration statement.

No.	Description
4.1
Certificate of Incorporation of Gibraltar Industries, Inc., as amended by: (i) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. filed on October 27, 2004, (ii) Certificate of Change of Registered Agent and Registered Office of Gibraltar Industries, Inc. filed on May 11, 2005, (iii) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. filed on May 22, 2012, (iv) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. filed on May 11, 2015, (v) Certificate of Change of Registered Agent and/or Registered Office filed on January 10, 2019, (vi) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. filed on May 6, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 3, 2021), and (vii) Certificate of Amendment of Certificate of Incorporation of Gibraltar Industries, Inc. filed on May 3, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 8, 2023)

4.2
Second Amended and Restated By-Laws of Gibraltar Industries, Inc., effective as of December 7, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on December 9, 2022)

4.3	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 33-69304))
5.1	Opinion of Honigman LLP (filed herewith)
10.1	Gibraltar Industries, Inc. Amended and Restated 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 8, 2023)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Honigman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, State of New York, on August 2, 2023.

GIBRALTAR INDUSTRIES, INC.
By:	/s/ William T. Bosway
William T. Bosway
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby appoints Timothy F. Murphy and Katherine E. Bolanowski and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ William T. Bosway	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	August 2, 2023
William T. Bosway

/s/ Timothy F. Murphy	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	August 2, 2023
Timothy F. Murphy

/s/ Atlee Valentine Pope	Lead Independent Director	August 2, 2023
Atlee Valentine Pope

/s/ Mark G. Barberio	Director	August 2, 2023
Mark G. Barberio

/s/ Craig A. Hindman	Director	August 2, 2023
Craig A. Hindman

/s/ Gwendolyn G. Mizell	Director	August 2, 2023
Gwendolyn G. Mizell

/s/ Linda K. Myers	Director	August 2, 2023
Linda K. Myers

/s/ James B. Nish	Director	August 2, 2023
James B. Nish

/s/ Manish H. Shah	Director	August 2, 2023
Manish H. Shah

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